Exhibit 32.1
Certification of Chief Executive Officer
Pursuant to
18 U.S.C. Section 1350,
as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002
        In connection with the Annual Report on Form 10-K of GNC Holdings, Inc. (the "Company"), for the year ended December 31, 2014 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Michael G. Archbold, as Chief Executive Officer of the Company, hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Michael G. Archbold
Name:	Michael G. Archbold
Title:	Chief Executive Officer
(Principal Executive Officer and performing the function of or similar to that of the Principal Financial Officer)
Date: February 17, 2015
A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Company and will be retained by the Company and furnished to the SEC or its staff upon request.